UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2013 (January 17, 2013)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

7901 Jones Branch Drive, Suite 900

McLean, VA 22102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 902-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On January 17, 2013, the Compensation Committee (“Committee”) of the Board of Directors of Primus Telecommunications Group, Incorporated (the “Company”) amended certain terms of the employment agreement, dated October 12, 2010, between the Company and Peter D. Aquino (“Employment Agreement”).

The principal changes to the Employment Agreement reflected in the amendment consist of the following: (i) fixing Mr. Aquino’s salary at $800,000 for the 2013 calendar year, and on a pro-rated basis for the period from January 1, 2014 through March 31, 2014, (ii) eliminating the target bonus concept for 2013 and the period from January 1, 2014 through March 31, 2014, with any bonus for 2013 or for the period from January 1, 2014 through March 31, 2014 to be based upon the discretion of the Committee, and (iii) revising the severance pay to be based on Mr. Aquino’s 2012 base salary and 2012 target bonus of 100%.

The foregoing summary of the material terms of the amendment to Mr. Aquino’s employment agreement is qualified by reference to the full text of the amendment, which is included as Exhibit 10.1 hereto, and the full text of the Employment Agreement, which was previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated October 13, 2010 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Executive Employment Agreement, dated January 17, 2013, by and between Primus Telecommunications Group, Incorporated and Peter D. Aquino.

10.2	Executive Employment Agreement, dated October 10, 2010, by and between Primus Telecommunications Group, Incorporated and Peter D. Aquino (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 13, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primus Telecommunications Group, Incorporated (Registrant)

Date: January 18, 2013	By:	/s/ John D. Filipowicz
	Name:	John D. Filipowicz